As filed with the Securities and Exchange Commission on July 30, 2014

Registration Statement 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OWENS-ILLINOIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2781933
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Michael Owens Way
Perrysburg, Ohio  43551-2999

 (Address of Principal Executive Offices including Zip Code)

SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC.  2005 INCENTIVE AWARD PLAN

(Full Title of the Plan)

James W. Baehren	Copy to:
Senior Vice President and	Scott C. Herlihy
General Counsel	Latham & Watkins LLP
Owens-Illinois, Inc.	555 11th Street, NW
One Michael Owens Way	Suite 1000
Perrysburg, Ohio 43551-2999	Washington, DC 20004
567-336-5000	202-637-2200

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code for Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (do not check if a	Smaller reporting company ☐
smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Amount of Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share, reserved for issuance under the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan	6,000,000	$33.28	$199,680,000	$25,718.78

(1)                     This Registration Statement registers 6,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”) of Owens-Illinois, Inc. (the “Company”) pursuant to the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan (the “Plan”), in addition to the 16,000,000 shares of Common Stock which were previously registered.  In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock which become issuable under the Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Company.

(2)                     Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee.  The Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Registrant’s Common Stock as reported on the New York Stock Exchange on July 25, 2014 ($33.28).

EXPLANATORY NOTE

On April 7, 2006, the Company registered 7,000,000 shares of its Common Stock, to be offered or sold to participants under the Plan pursuant to its Registration Statement on Form S-8 (File No. 333-133074) and on October 29, 2010, the Company registered an additional 9,000,000 shares of its Common Stock, to be offered or sold to participants under the Plan pursuant to its Registration Statement on Form S-8 (File No. 333-170221), the contents of which are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. On May 15, 2014, the Company’s stockholders approved the second amendment and restatement of the Plan to, among other things, increase the number of shares available for issuance under the Plan by 6,000,000 shares of Common Stock. This Registration Statement on Form S-8 is being filed in order to register such additional 6,000,000 shares of Common Stock which may be offered or sold to participants under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We have filed the following documents with the Securities and Exchange Commission which are hereby incorporated by reference in this Registration Statement:

1.              Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on February 13, 2014, including portions of the definitive proxy statement on Schedule 14A specifically incorporated by reference into the Form 10-K, filed with the Securities and Exchange Commission on March 31, 2014;

2.              Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the Securities and Exchange Commission on April 30, 2014 and July 30, 2014, respectively;

3.              Our Current Reports on Form 8-K filed on January 29, 2014 (as amended by our Current Report on Form 8-K/A filed on May 22, 2014), May 15, 2014 and June 23, 2014; and

4.              The description of our common stock contained in our Registration Statement on Form 8-A filed on December 3, 1991, as amended.

All documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Description

3.1

Third Restated Certificate of Incorporation of the Company, dated May 10, 2012 (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).

3.2

Third Amended and Restated By-laws of Owens-Illinois, Inc., effective as of April 24, 2009 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 27, 2009).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan (filed as Appendix B to Proxy Statement filed on March 31, 2014, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Perrysburg, Ohio, on July 30, 2014.

OWENS-ILLINOIS, INC.

By:	/s/ James W. Baehren
James W. Baehren Senior Vice President and General Counsel

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Albert P. L. Stroucken, Stephen P. Bramlage, Jr. and James W. Baehren and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on July 30, 2014.

Signature	Title

/s/ Albert P. L. Stroucken	Chairman of the Board of Directors and Chief Executive
Albert P. L. Stroucken	Officer (Principal Executive Officer); Director

/s/ Stephen P. Bramlage, Jr.	Senior Vice President and Chief Financial Officer
Stephen P. Bramlage, Jr.	(Principal Financial Officer)

/s/ Gary F. Colter	Director
Gary F. Colter

/s/ Carol A. Williams	Director
Carol A. Williams

/s/ Jay L. Geldmacher	Director
Jay L. Geldmacher

/s/ Peter S. Hellman	Director
Peter S. Hellman

/s/ Anastasia D. Kelly	Director
Anastasia D. Kelly

/s/ John J. McMackin, Jr.	Director
John J. McMackin, Jr.

/s/ Hari N. Nair	Director
Hari N. Nair

/s/ Hugh H. Roberts	Director
Hugh H. Roberts

/s/ Helge H. Wehmeier	Director
Helge H. Wehmeier

/s/ Dennis K. Williams	Director
Dennis K. Williams

/s/ Thomas L. Young	Director
Thomas L. Young

EXHIBIT INDEX

Exhibit Number	Description

3.1

Third Restated Certificate of Incorporation of the Company, dated May 10, 2012 (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).

3.2

Third Amended and Restated By-laws of Owens-Illinois, Inc., effective as of April 24, 2009 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 27, 2009).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan (filed as Appendix B to Proxy Statement filed on March 31, 2014, and incorporated herein by reference).